Exhibit 99


Compaq Computer Corporation           P.O. Box 692000
Public Relations Department           Houston, Texas
                                      77269-2000

                                      Tel 281-514-0484
                                      Fax 281-514-4583

                                      http://www.compaq.com

                                                              NEWS RELEASE


[Logo of Compaq Computer Corporation appears here]


FOR IMMEDIATE RELEASE
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                  Compaq to Acquire Digital for $9.6 Billion
           Creates the Second Largest Computing Company in the World


     Largest acquisition in the history of the computer industry will deliver Global services and support, best of breed partnerships, and unique leadership products for enterprise customers


NEW YORK, January 26, 1998 - Compaq Computer Corporation (NYSE: CPQ) and Digital Equipment Corporation (NYSE: DEC) today announced the completion of a definitive merger agreement. As Compaq continues its drive to become the global leader in enterprise computing solutions, this latest acquisition greatly accelerates its momentum and strengthens its value proposition to customers.

     "We put tremendous value on the customer relationships Digital has cultivated over the past 40 years. We are committed to supporting these key customer relationships by investing in Digital's strategic assets, particularly its worldwide service organization, as well as its 64-bit leadership with Alpha microprocessors, OpenVMS, Digital UNIX and Windows NT enterprise systems, open storage and software products," said Eckhard Pfeiffer, president and CEO, Compaq.

     "Digital's focused enterprise strategy coupled with demonstrable improvements in operational performance make this a timely choice for us," Pfeiffer said. In Digital's recently reported second quarter, profits doubled and the company experienced tremendous growth in its target markets.

     The transaction will be the largest acquisition in the history of the computer industry, valued at $9.6 billion based on the January 23, 1998 closing price of Compaq common stock. Under the terms of the transaction, shareholders of Digital will receive $30 in cash and approximately 0.945 shares of Compaq common stock for each share of Digital stock. Compaq will issue approximately 150 million shares of Compaq common stock and $4.8 billion
of cash.   Under the terms of the agreement, Digital will become a wholly owned subsidiary of Compaq.

     "The combined companies will provide significant economic value growth for our shareholders," said Earl Mason, chief financial officer of Compaq. "In addition, the combination will be accretive within a year, meeting all of Compaq's economic tests."

     "This merger gives Digital tremendous reach and credibility in the marketplace," said Digital Chairman Robert B. Palmer. "It gives us the scale and resources to make continued investments in our key technologies and services. Customers will benefit from the very complementary strengths of both companies. For example, together we will offer customers the greatest concentration of enterprise Windows NT products and lifecycle services available in the market today."

     Pfeiffer said the combination achieves Compaq's stated goal of becoming one of the top three global IT companies. More importantly, it creates a new breed of enterprise leader; one committed to delivering high customer value through standards-based, partner-leveraged computing that features world class lifecycle services and support, market-segment focused solutions, particularly communications, manufacturing and finance, and enterprise technology excellence.

     The combined company will create the largest channel network in the world delivering over 80 percent of its products and solutions to customers. Compaq's field resources will continue to complement the strong reseller channel, focusing on building enduring customer relationships worldwide.
These resources include individuals dedicated to pre-sales and sales account management, professional and consulting services and global service and support.

     The acquisition of Tandem Computers in 1997 extended the company's addressable market with high-end, mission-critical solutions and doubled the sales and service field resources. In 1998, the Compaq/Digital/Tandem combination further strengthens the focus on creating competitive advantage for enterprise customers by delivering the widest range of technology based solutions from hand-helds, notebooks, desktop computers, workstations, servers; high-end servers based on the 64-bit Alpha architecture and highly available and scalable NonStop systems.

     Subject to the approval of Digital's shareholders as well as clearance under antitrust laws and other customary closing conditions, the transaction is expected to be completed in the second quarter of 1998.

Company Backgrounds

     Compaq Computer Corporation, a Fortune 100 company, is the fifth largest computer company in the world and the largest global supplier of personal computers, delivering useful innovation through products that connect people with people and people with information. The company is an industry leader in environmentally friendly programs and business practices. Compaq is strategically organized to meet the current and future needs of its customers, offering Internet and enterprise computing solutions, networking products, commercial PC products and consumer PCs. As the leader in distributed enterprise solutions, Compaq has shipped over a million servers. In 1997, the company reported worldwide sales of $24.6 billion. Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products can be found at http://www.Compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations can be obtained by calling 1-800-345-1518.

     Digital Equipment Corporation, recognized for product and service excellence, is a leading supplier of high-performance, Web-based computing solutions, which help enterprises compete in the global marketplace. Digital gives its customers a winning Internet advantage through a comprehensive portfolio of Internet solutions based on award-winning systems, advanced networking infrastructure, innovative software, and industry applications - including those from its business partners. The expertise and experience of Digital employees help customers plan, design, implement, manage and support Internet solutions in countries throughout the world. For the latest company information, visit Digital on the World Wide Web at http://www.Digital.com and/or http://www.newsdesk.com

     This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially included the operational integration associated with mergers and acquisitions; market responses to pricing actions and promotional programs; the implementation of operations and systems improvements; timely development, production, and acceptance of the products; continued competitive factors and pricing pressures; changes in product mix; and inventory risks due to shifts in market demand. Further information on the factors that could affect the companies' financial results are included in each company's SEC filings, including the Compaq Form 10-Q for the quarter ended Sept. 30, 1997, and the Form 10-K for the year ended Dec. 31, 1997, to be filed shortly, and the Digital Form 10-Q for the quarter ended Dec. 27, 1997, and the Form 10-K for the year ended June 30, 1997.

                                     # # #
Compaq, Registered U.S. Patent and Trademark Office.
Digital is a registered trademark of Digital Equipment Corporation.
Tandem is a registered trademark of Tandem Computers Incorporated in the United States and/or other countries.
Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies

For more information contact:

Mike Berman                                   Dan Kaferle
Compaq Computer Corp.                         Digital Equipment Corp.
281-514-2510                                  978-493-2195
mike.berman@compaq.com                        dan.kaferle@digital.com
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For further financial information, contact:
Compaq Investor Relations                     281-514-9549

For financial publications, contact:          800-433-2391 or 281-518-0435